SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



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                                    FORM 8-K


                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

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Date of Report (date of earliest event reported):   January 23, 1997


                                  SYNETIC, INC.
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             (Exact name of registrant as specified in its charter)


          Delaware                        0-17822                 22-2975182
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(State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
      of incorporation)                                      Identification No.)

       669 River Drive, River Drive Center II,
               Elmwood Park, New Jersey                         07407
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       (Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code:    (201) 703-3400
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Item 2.  Acquisition or Disposition of Assets.

                  On January 23, 1997, Synetic, Inc. ("Synetic"), a Delaware corporation, acquired CareAgents, Inc. ("CareAgents"), a Delaware corporation, in a stock-for-stock transaction in which Synetic issued and delivered approximately 106,000 shares of its common stock for all the outstanding shares of CareAgents. A copy of Synetic's press release announcing the acquisition is filed as an exhibit hereto and incorporated by reference herein.

         Synetic anticipates that a significant portion of the purchase price will be allocated to purchased research and development costs which Synetic will be required to charge to expense under generally accepted accounting principles. While the amount of the charge is not currently determinable, Synetic does not expect the charge to exceed $3 million. The charge will be reflected in the quarter ending March 31, 1997.


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(c)      Exhibits.

         Exhibit
         Number                                 Description
         -------                                -----------

           99.9             Press release of Synetic, dated January 23, 1997.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            SYNETIC, INC.
                                            (Registrant)



Date:  January 23, 1997                     By      /s/ Victor L. Marrero
                                               ------------------------------
                                                Name:   Victor L. Marrero
                                                Title:  Vice President - Finance